SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 23, 2010

RAPTOR NETWORKS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-51443	84-1573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1508 South Grand Avenue
Santa Ana, California  92705
(Address of Principal Executive Offices)

(714) 380-6659
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Convertible Note

On July 27, 2010, Raptor Networks Technology, Inc. (the “Company”) issued an unsecured Convertible Note to Castlerigg Master Investments Ltd. (the “Investor”) in the original principal amount of $176,470.60 (the “Note”) in exchange for $176,470.60 in gross proceeds to the Company.  The following is a brief summary of the Note. This summary is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. Readers should review the full text of the Note for a more complete understanding of the terms and conditions associated with this transaction. In addition, the Company previously entered into private placement transactions with the Investor in July 2006, January 2007, July 2007, March 2008 and July 2008, the terms of which are described in reports previously filed by the Company with the Securities and Exchange Commission (“Commission”).

Repayment

The Note is in the original principal amount of $176,470.60 and is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.00 per share, subject to adjustment as described below (the “Conversion Price”). The Note matures on July 27, 2011 (the “Maturity Date”), which date may be extended at the option of the Investor as described below.

The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the Maturity Date. The Note bears interest at the rate of 15.0% per annum, which rate may be increased to 21.0% upon the occurrence of an event of default.

Interest in the amount of $26,470.60, representing one year of interest on the Note, was prepaid to the Investor on July 27, 2010.

The Maturity Date with respect to all or any portion of the amounts due under the Note may be extended at the option of the Investor (i) for so long as an event of default is continuing or for so long as an event is continuing that if not cured and with the passage of time would result in an event of default, and (ii) for up to one year after the Maturity Date.

Conversion

The Note is convertible at the option of the holder into shares of the Company’s Common Stock at an initial Conversion Price of $1.00 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which the Company issues or is deemed to have issued its Common Stock.

The Note contains certain limitations on optional and mandatory conversion. For example, it provides that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company’s outstanding shares of Common Stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99%, at the option of the Investor, upon 61-days’ prior notice to the Company.

The Note imposes penalties on the Company for any failure to timely deliver any shares of its Common Stock issuable upon conversion.  The Note requires that the Company will at all times reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Note.

Events of Default

The Note contains a variety of events of default of a type that are typical for transactions of this type, as well as the following events of default:

●
The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

●
The failure to issue shares upon conversion of the Note for more than 10 business days after the relevant conversion date or a notice of the Company’s intention not to comply with a request for conversion.

●	The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the Note.

●	The breach of any representation, warranty, covenant or term of the Note, or in the case of a covenant breach that is curable, if not cured within 10 business days.

●
The Company receives an oral or written request for information from the Enforcement Division of the Commission, or receives written notice that the Commission has commenced a formal investigation of, or enforcement action against, the Company, its subsidiaries, officers, or directors.

If there is an event of default, then the Investor has the right to redeem all or any portion of the Note at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for the Company’s Common Stock on the date immediately preceding the event of default, (2) closing sale price for the Company’s Common Stock on the date immediately after the event of default and (3) the closing sale price for the Company’s Common Stock on the date an Investor delivers its redemption notice for such event of default, multiplied by (b) 200% of the number of shares into which the Note (including all principal, interest and late fees) may be converted.

Conversion and Redemption

At any time, the Investor may accelerate partial payment of the Note by requiring that the Company convert, or at the option of the Company, redeem in cash, up to an amount equal to 100% of the aggregate dollar trading volume of the Company’s Common Stock over the prior 20-trading-day period.  The Company’s ability to make the accelerated payment by conversion into of shares of Common Stock (as opposed to a cash redemption) is subject to the satisfaction of certain conditions, including, without limitation, the shares of Common Stock to be issued upon such conversion being eligible for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), without restriction or limitation and without the need for registration under any applicable federal or state securities laws.  When the Company uses Common Stock to make an accelerated payment, the Company shall deliver to the Investor a number of shares equal to the amount of the accelerated payment divided by the lower of the Conversion Price or a 15.0% discount to the volume weighted average price of the Company’s Common Stock during a certain measuring period prior to the payment date.

Participation Rights

The holder of the Note is entitled to receive all dividends paid or distributions made to the holders of the Company’s Common Stock on an “as if converted” to Common Stock basis.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holder of the Note has the right to acquire the same as if it had converted its Note.

Most Favored Nation

If at any time after July 23, 2010, the Company obtains an investment from a party other than the Investor (a “New Investment”), the terms of which are more favorable than the terms of the Note, then the Note shall automatically have the benefit of the more favorable terms of the New Investment.

Executive Officer Retention Agreements

On July 26, 2010, Messrs. Thomas M. Wittenschlaeger and Bob van Leyen, CEO and CFO of the Company, respectively, each signed a retention agreement with the Company (the “Retention Agreements”) in recognition of, and as part of, an interim funding line of $176,470.60 as described above under this Item 1.01.  The Retention Agreements are attached to this report as Exhibits 10.2 and 10.3, which exhibits are incorporated herein by this reference.  Under the terms of their individual Retention Agreements, Messrs. Wittenschlaeger and van Leyen each agreed to the following:

●	A six (6) month retention period with the Company effective as of the date of his Retention Agreement.

●	Not to directly or indirectly compete with the business of the Company during the period of his employment and for a period of six months following any termination of his employment.

●
If terminated, to cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees for six months following any such termination.

●
To assign to the Company, without further consideration, his entire right, title, and interest in and to all ideas, processes, inventions, technology, designs, formulas, discoveries, patents, copyrights, and trademarks, and all improvements, rights, and claims related to the foregoing, that are conceived, developed, or reduced to practice by him alone or with others.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Note described in Item 1.01 of this Current Report on Form 8-K are incorporated in their entirety by this reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 27, 2010, the Company issued the Note described in Item 1.01 of this Current Report on Form 8-K. The Note is initially convertible into 176,471 shares of the Company’s Common Stock, based upon an initial Conversion Price of $1.00 per share, which is subject to adjustment as described in Item 1.01.  This summary is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.  The disclosures regarding the Note described in Item 1.01 of this Current Report on Form 8-K are incorporated in their entirety by this reference into this Item 3.02 of this Current Report on Form 8-K.

As further described in Item 8.01 of this Current Report on Form 8-K, on July 23, 2010, the Company issued 200,000 shares of Common Stock to SagePoint Advisors (“SagePoint”).  The disclosures regarding SagePoint described in Item 8.01 of this Current Report on Form 8-K are incorporated in their entirety by this reference into this Item 3.02 of this Current Report on Form 8-K.

The Note and shares of Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Commission thereunder. There was no general solicitation made by the Company in connection with these transactions.

Item 8.01.	Other Events.

On July 13, 2010, the Company was awarded a $1,000,000 advanced technology demonstration subcontract from a systems laboratories organization of the United States Navy. The award is for a one-year time and materials, task instruction-based subcontract, and is expected to fund the evolution of product from the current ER-1010E “virtual fabric” network switch to a “hybrid fabric” network product having embedded multi-core computing and caching capabilities in addition to network transport functionality. This subcontract is focused on evaluating deployable solutions to endemic cyber-security and cyber-resiliency challenges.

On July 16, 2010, the Company engaged SagePoint Advisors LLC (“SagePoint”) to assist the Company in considering strategic alternatives, including a potential sale of some or all of the Company’s assets and other licensing, OEM arrangements and partnerships.  SagePoint’s engagement fee has been paid in 200,000 shares of the Company’s Common Stock in lieu of cash to preserve the Company’s working capital.

Despite some success, the adoption of the Company’s technology continues to be slower than expected and if the Company is unable to generate sufficient cash either from operations or from future financings in the coming months it may decide to, or be forced to, sell assets or pursue a financial restructuring with existing lenders, either inside or outside of bankruptcy.  In any of those events, the Company’s shareholders could face the loss of all or a substantial part of their equity value.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Convertible Note dated July 27, 2010

10.2	Retention Agreement between Raptor Networks Technology, Inc. and Thomas M. Wittenschlaeger, dated July 26, 2010.

10.3	Retention Agreement between Raptor Networks Technology, Inc. and Bob van Leyen, dated July 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010	RAPTOR NETWORKS TECHNOLOGY, INC.

	By:	/s/ Bob van Leyen
Bob van Leyen
Chief Financial Officer